UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     REVISED
                                  SCHEDULE 14C

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


[X] Filed by the Registrant
[ ] Filed by a Party other than the Registrant

Check the appropriate box:

[X] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))
[ ] Definitive Information Statement

                              Togs for Tykes, Inc.
                (Name of Registrant As Specified In Its Charter)

                        Commission File Number: 000-49620

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g)and 0-11.

Title of each class of securities to which transaction
applies:                             Aggregate number of securities to which
       ------------------------------
transaction applies:
                   ---------------------------------------
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                            --------------------------------

--------------------------------------------
Proposed maximum aggregate value of transaction:
                                                ----------------------------
Total fee paid:
              --------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:
                       --------------------------------------
Form, Schedule or Registration Statement No.:
                                             -------------------------------
Filing Party:
             -------------------------------------------
Date Filed:
           ---------------------------------------------

                              Togs for Tykes, Inc.
                              1030 Wooster, Suite 4
                              Los Angeles, CA 90035


NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF MAJORITY SHAREHOLDERS


Dear Shareholders:

We are writing to advise you that Togs for Tykes, Inc. will (i) change its name to Biogentech Corp.; and (ii) increase the authorized number of shares of common stock, $.001 par value per share, from 20,000,000 to 50,000,000. These actions were approved on March 24, 2003, by unanimous approval of our Board of Directors. In addition, shareholders holding a majority of our outstanding common stock approved those actions by written consent in lieu of a meeting on March 24, 2003, in accordance with the relevant sections of Nevada Revised Statutes. Those actions will not be effective until we amend our Articles of Incorporation by filing Articles of Amendment to our Articles of Incorporation with the Nevada Secretary of State. We intend to file the Articles of Amendment twenty days after this Amended Information Statement is first mailed to our shareholders.

Our purpose in changing our name was to reflect the fact that we intend to acquire a currently privately held Nevada corporation named Biogentec Incorporated by merging it with and into our wholly-owned subsidiary, Togs for Tykes Acquisition Corporation, a Nevada corporation. We have included the financial statements of Biogentec Incorporated as an exhibit to this Amended Information Statement. We believe that the acquisition will increase the total value of the corporation to our investors and better position us to take advantage of possible future financings and acquisition opportunities, and other corporate purposes as the board of directors determines in its discretion to be in the best interest of the corporation. To facilitate the acquisition of Biogentec Incorporated, we are increasing the number of authorized shares of common stock. We need the additional authorized shares in order to effectuate the one-for-one exchange with the shareholders of Biogentec Incorporated. We also believe that such an increase will enable us to promptly take advantage of future favorable opportunities that may present themselves without the delay and expense associated with holding a special meeting of stockholders.

No action is required by you. The accompanying Amended Information Statement is furnished only to inform our shareholders of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Act of 1934. This Amended Information Statement is being mailed to you on or about June ___, 2003.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By order of the Board of Directors,



Becky Bauer
President

Los Angeles, California
May ___, 2003

                              Togs for Tykes, Inc.
                              1030 Wooster, Suite 4
                              Los Angeles, CA 90035


AMENDED INFORMATION STATEMENT REGARDING ACTION TAKEN BY WRITTEN CONSENT OF MAJORITY OF SHAREHOLDERS


We are furnishing this Amended Shareholder Information Statement to you to provide you with information and a description of an action taken by written consent of a majority of our shareholders on March 24, 2003, in accordance with the relevant Sections of the Nevada Revised Statutes. This action was taken by two shareholders who own in excess of the required majority of our outstanding common stock necessary for the adoption of the action.


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Amended Information Statement is being mailed on or about June ___, 2003 to shareholders of record on March 24, 2003. The Amended Information Statement is being delivered only to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934.


We have asked brokers and other custodians, nominees and fiduciaries to forward this Amended Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

GENERAL

On March 24, 2003, our Board of Directors unanimously approved, subject to shareholder approval, the following actions:

an amendment to our Articles of Incorporation to change our corporate name to Biogentech Corp.; and an amendment to our Articles of Incorporation to increase the authorized number of shares of common stock, $.001 par value per share, from 20,000,000 to 50,000,000.

On March 24, 2003, two shareholders who own in excess of the required majority of our outstanding common stock necessary for the adoption of the action, approved those actions taken by written consent. The full text of the proposed amendments to the Articles of Incorporation is attached hereto as Exhibit A and Exhibit B.

PURPOSE OF CHANGE IN NAME OF THE CORPORATION

We intend to acquire a currently privately held Nevada corporation named Biogentec Incorporated ("Biogentec") by merging (the "Merger") Biogentec with and into our wholly-owned subsidiary, Togs for Tykes Acquisition Corporation, a Nevada corporation. Biogentec will be the surviving corporation. We have included the financial statements of Biogentec Incorporated as an exhibit to this Amended Information Statement. If and when the Merger closes, on the day of such closing, we will issue a report on Form 8-K that contains full disclosure about the combined entities including audited financial statements, pro forma financial statements and full narrative disclosure similar to the disclosure found in a registration statement. Because the acquisition will be made by our subsidiary, our stockholders do not have the right to vote on the acquisition.

PURPOSE AND APPROVAL OF AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK


Our Articles of Incorporation currently authorize the issuance of 20,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share. Our board has unanimously adopted and a majority of our common stock entitled to vote on such matters approved, an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock from 20,000,000 shares to 50,000,000 shares, par value $.001 per share.


The purpose of increasing the number of authorized shares of common stock is to provide additional authorized shares which will be issued to consummate the Merger, fulfill possible future financings, and for acquisitions and such other corporate purposes as the board of directors determines in its sole and absolute discretion. These corporate purposes may include future stock splits, stock dividends or other distributions, future financings, acquisitions and stock options and other equity benefits. The increase in the number of authorized shares of common stock would enable us to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of stockholders.

After filing the amendment, the board of directors is authorized to issue any of the additional shares of common stock at such times, to such persons and for such consideration as it may determine in its discretion, except as may otherwise be required by applicable law or the rules of any exchange on which the common stock may be listed. When and if they are issued, these additional shares of common stock would have the same rights and privileges as the presently issued and outstanding shares of common stock.

The issuance of any additional shares of common stock would also have the effect of diluting the equity interests of existing stockholders and the earnings per share of existing shares of common stock. Such dilution may be substantial, depending upon the amount of shares issued.

The newly authorized shares of common stock will have voting and other rights identical to those of the currently authorized shares of common stock. The amendment to increase the number of authorized shares will have no effect on the legal rights of the holders of the existing shares of common stock.

PROCEDURE FOR APPROVAL OF AMENDMENTS TO OUR ARTICLES OF INCORPORATION; VOTE REQUIRED

The Nevada Revised Statutes require that, in order for us to amend our Articles of Incorporation, such amendment must be approved by our Board of Directors and approved by a majority of the outstanding shares entitled to vote. The Nevada Revised Statutes also provide that any action which may be taken at a meeting of the shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of the outstanding shares entitled to vote.

On March 24, 2003, the record date for determination of the shareholders entitled to receive this Amended Information Statement, there were 5,532,000 shares of common stock outstanding. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders. We needed the affirmative vote of at least a majority of the outstanding shares of our common stock to approve the name change. Our board of directors, by its unanimous written consent, adopted resolutions approving amendments to our Articles of Incorporation to effect the name change and increase the number of authorized shares of common stock. By Action of Written Consent, dated March 24, 2003, holders representing 5,500,000 shares of our issued and outstanding common stock or 81.34% of the shares of the outstanding common stock approved the name change and the increase the number of authorized shares of common stock.

EFFECTIVE DATE OF AMENDMENT

The amendments to our Articles of Incorporation will become effective upon the filing with the Nevada Secretary of State. The Articles of Amendment are attached hereto as Exhibit A and Exhibit B. We intend to file the Articles of Amendment twenty days after this Amended Information Statement is first mailed to shareholders.

EFFECT ON CERTIFICATES EVIDENCING SHARES OF COMPANY STOCK

The change in the name of Togs for Tykes, Inc., to Bigentec Incorporated will be reflected in its stock records by book-entry in our records. For those shareholders that hold physical certificates, please do not destroy or send to us your common stock certificates. Those certificates will remain valid for the number of shares held by you after taking into account the reverse stock split, and should be carefully preserved by you.

DISSENTERS' RIGHTS

Under Nevada law, a stockholder is entitled to dissent from, and obtain payment for the fair value of his or her shares (i) in the event of consummation of a plan of merger or plan of exchange in which the Nevada corporation is a constituent entity, and (ii) any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, by-laws or a resolution of the board of directors provides that voting or non-voting stockholders are entitled to dissent and obtain payment for their shares. The Nevada Revised Statutes do not provide for dissenters' right of appraisal in connection with (i) the name change or (ii) the increase in the number of shares of authorized common stock.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in
(i) the proposed name change or (ii) the increase in number of shares of authorized common stock, which is not shared by all other shareholders of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 24, 2003, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

=============== =========================== ==================================== ================

Title of Class  Name of Beneficial Owner    Amount of Beneficial Owner           Percent of Class

--------------- --------------------------- ------------------------------------ ----------------
Common Stock    Becky Bauer, president,     3,000,000 shares                         54.23%
                secretary, director
--------------- --------------------------- ------------------------------------ ----------------
Common Stock    Brook Messick, secretary,   1,500,000 shares                         27.11%
                treasurer, director
--------------- --------------------------- ------------------------------------ ----------------
Common Stock                                All directors and named executive        81.34%
                                            officers as a group
=============== =========================== ==================================== ================

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned in the City of Los Angeles, on May ___, 2003.


Togs for Tykes, Inc.,
a Nevada corporation


By:      /s/ Becky Bauer
         --------------------------------------------
         Becky Bauer

Its:     president and a director

Exhibit A

                              ARTICLES OF AMENDMENT
                         TO ARTICLES OF INCORPORATION OF
                              TOGS FOR TYKES, INC.,
                              a Nevada corporation

     Pursuant to the provisions of the Nevada Revised Statutes, Togs For Tykes, Inc., a Nevada corporation, adopts the following amendment to its Articles of Incorporation.


     1. The undersigned hereby certifies that on the 24th day of March 2003, a Special Meeting of the Board of Directors was duly held and convened at which there was present a quorum of the Board of Directors acting throughout all proceedings, and at which time the following resolution was duly adopted by the Board of Directors:


         RESOLVED, that the Secretary of the corporation is hereby ordered and directed to obtain at least a majority of the voting power of the outstanding stock of the corporation for the following purpose:

         To amend Article FOURTH of the corporation's Articles of Incorporation to provide that the total number of shares of capital stock which this corporation shall have authority to issue is increased from twenty-five million (25,000,000) to fifty-five million (55,000,000) with a par value of $.001 per share.

     2. Pursuant to the provisions of the Nevada Revised Statutes, a majority of Togs For Tykes, Inc.'s shares entitled to vote, voted in favor of the adoption of the Amendment to Article FOURTH of the Articles of Incorporation as follows:

"4.       AUTHORIZED SHARES:

              THE AGGREGATE NUMBER OF SHARES WHICH THE CORPORATION SHALL HAVE AUTHORITY TO ISSUE SHALL CONSIST OF 50,000,000 SHARES OF COMMON STOCK HAVING A $.001 PAR VALUE AND 5,000,000 SHARES OF PREFERRED STOCK HAVING A $.001 PAR VALUE. THE COMMON STOCK OF THE COMPANY MAY BE ISSUED FROM TIME TO TIME WITHOUT PRIOR APPROVAL BY THE STOCKHOLDERS. THE COMMON STOCK MAY BE ISSUED FOR SUCH CONSIDERATION AS MAY BE FIXED FROM TIME TO TIME BY THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS MAY ISSUE SUCH SHARE OF COMMON STOCK IN ONE MORE SERIES, WITH SUCH VOTING POWERS, DESIGNATIONS, PREFERENCES AND RIGHTS OR QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF AS SHALL BE STATED IN THE RESOLUTION OR RESOLUTIONS.

              THE PREFERRED AUTHORIZED MAY BE ISSUED FROM TIME TO TIME IN ONE OR MORE SERIES. THE BOARD OF DIRECTORS IS AUTHORIZED TO DETERMINE OR ALTER ANY OR ALL RIGHTS OR PREFERENCES, PRIVILEGES AND RESTRICTIONS GRANTED TO OR IMPOSED UPON ANY WHOLLY UNISSUED SERIES OF PREFERRED STOCK, AND TO FIX, ALTER OR REDUCE (BUT NOT BELOW THE NUMBER OUTSTANDING) THE NUMBER OF SHARES COMPRISED ANY SUCH SERIES AND THE DESIGNATION THEREOF, OR ANY OF THEM, AND TO PROVIDE FOR THE RIGHTS AND TERMS OF REDEMPTION OF CONVERSION OF THE SHARES OF ANY SERIES."

         In witness whereof, the undersigned being the President and Secretary of Togs For Tykes, Inc., a Nevada corporation, hereunto affixes their signatures this 24th day of March 2003.

Togs For Tykes, Inc.                        Togs For Tykes, Inc.

/s/ Becky Bauer                             /s/ Brook Messick
-----------------------------               -----------------------------
By:      Becky Bauer, President             By:      Brook Messick, Secretary

Exhibit B

                              ARTICLES OF AMENDMENT
                         TO ARTICLES OF INCORPORATION OF
                              TOGS FOR TYKES, INC.,
                              a Nevada corporation

     Pursuant to the provisions of the Nevada Revised Statutes, Togs for Tykes, Inc., a Nevada corporation, adopts the following amendment to its Articles of Incorporation.


     1. The undersigned hereby certifies that on the 24th day of March 2003, a Special Meeting of the Board of Directors was duly held and convened at which there was present a quorum of the Board of Directors acting throughout all proceedings, and at which time the following resolution was duly adopted by the Board of Directors:


         RESOLVED, that the Secretary of the corporation is hereby ordered and directed to obtain at least a majority of the voting power of the outstanding stock of the corporation for the following purpose:

         To amend Article I of the corporation's Articles of Incorporation to provide that the name of the corporation shall be changed from Togs for Tykes, Inc. to Biogentech Corp.
                            ----------------

     2. Pursuant to the provisions of the Nevada Revised Statutes, a majority of Togs for Tykes, Inc.'s shares entitled to vote, voted in favor of the adoption of the Amendment to Article I of the Articles of Incorporation as follows:

         "1. Name of corporation:  Biogentech Corp."
                                   ----------------

         In witness whereof, the undersigned being the President and Secretary of Togs for Tykes, Inc., a Nevada corporation, hereunto affix their signatures this 24th day of March 2003.

                                                  Togs for Tykes, Inc.


                                         By:      /s/ Becky Bauer
                                         --------------------------------------
                                                  Becky Bauer, President


                                         By:      /s/ Brook Messick
                                         --------------------------------------
                                                  Brook Messick, Secretary

Exhibit C




                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                           YEAR ENDED MARCH 31, 2002,
                  THE PERIOD FROM INCEPTION (NOVEMBER 21, 2000)
                                TO MARCH 31, 2001
                            AND THE NINE MONTHS ENDED
                     DECEMBER 31, 2002 AND 2001 (UNAUDITED)








                                    CONTENTS

                                                                          Page

Independent Auditors' Report                                                1

Financial Statements:
  Balance Sheets                                                            2
  Statements of Operations                                                  3
  Statement of Stockholders' Equity (Deficit)                              4-6
  Statements of Cash Flows                                               7 - 12
  Notes to Financial Statements                                          13 - 38

INDEPENDENT AUDITORS' REPORT


Board of Directors
BioGentec, Inc.
Irvine, California

We have audited the accompanying balance sheets of BioGentec, Inc. (A Development Stage Company) as of March 31, 2002 and 2001, and the related statements of operations, stockholders' equity (deficit), and cash flows for the year ended March 31, 2002 and the period from inception (November 21, 2000) to March 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BioGentec, Inc. as of March 31, 2002 and 2001, and the results of its operations and its cash flows for the year ended March 31, 2002 and the period from inception (November 21, 2000) to March 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has losses from operations, has not generated significant revenue, and has a working capital deficiency. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.






CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
February 23, 2003

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS

                                     ASSETS
                                                                        March 31,                         December 31,
-------------------------------------------------------------------------------------
                                                                           2002                2002              2001
--------------------------------------------------------------------------------          ---------------   --------------
                                                                          (unaudited)
Current assets:
   Cash and cash equivalents                                            $            -    $         7,097   $       90,766
   Restricted cash                                                             100,000                  -                -
   Prepaid expenses and other current assets                                         -             27,900                -
   Inventory                                                                     6,000                250            2,400
                                                                        --------------    ---------------   --------------

          Total current assets                                                 106,000             35,247           93,166

Property and equipment, net of accumulated
  depreciation of $23,768, $14,886, and $2,021                                  62,353             67,735           51,279

Website development costs, net of accumulated
  amortization of $13,250, $6,500, and $-0-                                     16,400             23,150           12,100

Patents, net of accumulated amortization of $-0-                             3,850,000          2,246,005        2,222,744
                                                                        --------------    ---------------   --------------

                                                                        $    4,034,753    $     2,372,137   $    2,379,289
                                                                        ==============    ===============   ==============

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
   Accounts payable and accrued expenses                                $      111,056    $       102,261   $       40,500
   Bank overdraft                                                                9,912                  -                -
   Contract payable - current                                                        -          2,259,533          135,000
   Due to related parties                                                       33,642            271,254           56,250
                                                                        --------------    ---------------   --------------

          Total current liabilities                                            154,610          2,633,048          231,750

Contract payable, net of discount                                                    -                  -        2,071,422
                                                                        --------------    ---------------   --------------

          Total liabilities                                                    154,610          2,633,048        2,303,172
                                                                        --------------    ---------------   --------------

Commitments and contingencies                                                        -                  -                -

Stockholders' equity (deficit):
   Common stock, $.001 par value; 25,000,000 shares
     authorized; 19,716,208, 16,965,708, and 16,492,000
     shares issued and outstanding                                              19,716             16,966           16,492
   Additional paid-in capital                                                6,593,062          1,005,492          254,489
   Deferred compensation                                                             -            (60,108)               -
   Deficit accumulated during the development stage                         (2,732,635)        (1,223,261)        (194,864)
                                                                        --------------    ---------------   --------------

          Total stockholders' equity (deficit)                               3,880,143           (260,911)          76,117
                                                                        --------------    ---------------   --------------

                                                                        $    4,034,753    $     2,372,137   $    2,379,289
                                                                        ==============    ===============   ==============



The accompanying notes are an integral part of the financial statements.

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS

                                                Nine months ended               Year          From inception      Cumulative from
                                                  December 31,                  ended       (November 21, 2000)      inception
                                         -------------------------------      March 31,        to March 31,      (November 21, 2000)
                                              2002             2001             2002               2001         to December 31, 2002
                                         --------------  ---------------   ---------------   ----------------    -------------------
                                                            (unaudited)                                              (unaudited)

Net sales                                $            -   $            -    $            -    $             -      $             -

Cost of sales                                     7,323            2,150             2,150              3,850               13,323
                                         --------------   --------------    --------------    ---------------      ---------------

Gross loss                                       (7,323)          (2,150)           (2,150)            (3,850)             (13,323)
                                         --------------   --------------    --------------    ---------------      ---------------

Operating expenses:
     Professional fees                          572,630          221,215           325,495             36,440              934,565
     Salary and wages                           401,348          245,758           323,575             58,250              783,173
     Rent expense                               102,041           22,056            33,784             11,689              147,514
     Marketing and promotion                     21,550            2,216             9,866                  -               31,416
     Depreciation and amortization               15,632           13,508            19,365              2,021               37,018
     Other operating expenses                   295,761           79,990           183,490             30,463              509,714
                                         --------------   --------------    --------------    ---------------      ---------------
         Total operating expenses             1,408,962          584,743           895,575            138,863            2,443,400
                                         --------------   --------------    --------------    ---------------      ---------------

Loss from operations                         (1,416,285)        (586,893)         (897,725)          (142,713)          (2,456,723)

Interest expense                                (93,089)         (96,083)         (130,672)           (52,151)            (275,912)
                                         --------------   --------------    --------------    ---------------      ---------------

Loss before provision for income taxes       (1,509,374)        (682,976)       (1,028,397)          (194,864)          (2,732,635)

Provision for income taxes                            -                -                 -                  -                    -
                                         --------------   --------------    --------------    ---------------      ---------------

Net loss                                 $   (1,509,374)  $     (682,976)   $   (1,028,397)   $      (194,864)     $             -
                                         ==============   ==============    ==============    ===============      ===============
(2,732,635)

Loss per common share -
  basic and diluted                      $        (0.09)  $        (0.04)   $        (0.06)   $         (0.01)     $         (0.16)
                                         ==============   ==============    ==============    ===============      ===============

Number of weighted average shares -

  basic and diluted                          17,128,920       16,688,353        16,743,619         16,342,646           16,805,115
                                         ==============   ==============    ==============    ===============      ===============




The accompanying notes are an integral part of the financial statements.

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS

                                                                                                Period from
                                                           Nine months ended         Year        inception      Cumulative from
                                                             December 31,           ended       (November 21,      inception
                                                       --------------------------  March 31,      2000) to      November 21, 2000
                                                            2002         2001        2002      March 31, 2001  to December 31, 2002
                                                       ----------- -------------- ----------- ---------------- --------------------
                                                                (unaudited)                                        (unaudited)

Cash flows provided by (used for) operating activities:
  Net loss                                             $ (1,509,374) $  (682,976) $(1,028,397) $     (194,864)  $      (2,732,635)

  Adjustments to reconcile net loss to
  net cash used for operating activities:
     Depreciation and amortization                           15,632       13,508       19,365           2,021              37,018
     Issuance of common stock for services                   36,000      228,358      261,358          10,000             307,358
     Exercise of stock options for services                  26,961            -            -               -              26,961
     Issuance of stock options for services                 350,000       32,000       32,000               -             382,000
     Capital contribution - bonus (related party)            50,000            -            -               -              50,000
     Amortization of prepaid advertising                     11,700            -        3,900               -              15,600
     Deferred compensation                                   60,108      (58,358)     (60,108)              -                   -

     Beneficial conversion feature expense                   50,000            -            -               -              50,000

     Amortization of discount                                93,089       95,000      128,111          52,428             273,628
     Impairment expense                                      55,832            -            -               -              55,832

  Changes in assets and liabilities:
     (Increase) decrease in assets:
         Inventory                                           (5,750)       2,150        2,150           3,850                 250
         Prepaid expenses and other current assets           16,200      (16,200)     (16,200)              -                   -

      Increase (decrease) in liabilities:
         Accounts payable and accrued expenses                8,795       28,366       61,761          40,500             111,056
         Due to related parties                             310,030      156,250      215,494          56,250             581,774
                                                       -------------  ----------- -----------  ---------------  ------------------

                 Net cash used for operating activities    (430,777)    (201,902)    (380,566)        (29,815)           (841,158)
                                                       -------------  ----------- -----------  ---------------  ------------------

Cash flows used for investing activities:
  Purchase of property and equipment                         (3,500)      (9,571)     (19,571)        (37,000)            (60,071)
  Increase in patent costs                                   (1,450)     (20,893)     (23,261)              -             (24,711)
  Increase in restricted cash                              (100,000)           -            -               -            (100,000)

  (Increase) decrease in website development costs                -            -       (1,040)        (12,100)            (13,140)
                                                       -------------  ----------- -----------  ---------------  ------------------

          Net cash used for investing activities           (104,950)     (30,464)     (43,872)        (49,100)           (197,922)
                                                       -------------  -----------  ----------  ---------------  ------------------

Cash flows provided by (used for) financing activities:
  Increase in bank overdraft                                  9,912            -            -               -               9,912
  Payment on contract                                       (11,000)     (74,500)     (75,000)        (75,000)           (161,000)
  Proceeds from note payable                                 50,000       50,000       50,000               -             100,000
  Sale of common stock                                      187,000      139,500      204,500         182,000             573,500
  Contributed capital                                       292,718       83,987      211,269          62,681             566,668
  Payments on notes payable                                       -       (6,100)     (50,000)              -             (50,000)

          Net cash provided by financing activities         528,630      192,887      340,769         169,681           1,039,080
                                                       -------------  ----------- -----------  ---------------  ------------------




Net increase (decrease) in cash and cash equivalents         (7,097)      (39,479)    (83,669)         90,766                   -
Cash and cash equivalents, beginning of period                7,097        90,766      90,766               -                   -
                                                       ------------   ----------- -----------  ---------------  ------------------

Cash and cash equivalents, end of period               $          -   $    51,287 $     7,097  $       90,766   $               -
                                                       ============   =========== ===========  ===============  ==================


Cash paid during the year for:
  Interest expense                                     $          -   $         - $         -  $            -   $               -
                                                       ============   =========== ===========  ===============  ==================

  Income taxes                                         $          -   $         - $         -  $            -   $               -
                                                       ============   =========== ===========  ===============  ==================






The accompanying notes are an integral part of the financial statements.

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                      STATEMENTS OF CASH FLOWS (CONTINUED)


NON-CASH FINANCING ACTIVITY:

For the Period from Inception (November 21, 2000) to March 31, 2001
-------------------------------------------------------------------

    The Company issued 16,300,000 shares of its common stock at par, as founder's shares, for property and equipment, totaling $16,300, upon formation of the Company.

    The Company issued a note payable as consideration for the purchase of patents and inventory valued at $2,222,744 and $6,250, respectively. The Company recorded a $1,701,006 discount on note payable relating to the issuance of the note. Amortization of the discount resulted in the Company recording $52,428 of interest expense.

    The Company issued 10,000 shares of its common stock for consulting services totaling $10,000, which represented the fair market value on the date of issuance.

    During the period from inception (November 21, 2000) to March 31, 2001, R&R, a shareholder of the Company, advanced the Company cash and also paid certain expenses directly on behalf of the Company totaling $62,681. The Company has recorded these transactions as a contribution to capital as of March 31, 2001.

For the Year Ended March 31, 2002
---------------------------------

    The Company issued 6,750 shares of its common stock valued at $6,750 for telephone equipment, which represented the fair market value on the date of issuance.

    The Company issued 17,000 shares of its common stock valued at $17,000 for website development costs, which represented the fair market value on the date of issuance.

    The Company issued 45,000 shares of its common stock valued at $45,000 for legal and consulting services provided, which represented the fair market value on the date of issuance.

    The Company issued 216,358 shares of its common stock valued at $1.00 per share or $216,358 as consideration for past and future consulting services provided by a related party, which represented the fair market value on the date of issuance. This resulted in the Company recording $60,108 of deferred compensation as of March 31, 2002.

    The Company issued 15,600 shares of its common stock valued at $15,600 for prepaid advertising expense, which represents the fair market value on the date of issuance. As of March 31, 2002, $3,900 of the prepaid advertising had been expensed.

    The Company recorded interest expense totaling $128,111 relating to the discount on note payable.

    During January 2002, the Company issued 1,000 shares of its common stock for property and equipment with a fair value of $3,000.



The accompanying notes are an integral part of the financial statements.

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                      STATEMENTS OF CASH FLOWS (CONTINUED)


NON-CASH FINANCING ACTIVITY, CONTINUED:

For the Year Ended March 31, 2002, Continued
--------------------------------------------

    The Company issued 64,000 options to officers of the Company, to purchase its common stock at $0.50 per share for services rendered totaling $32,000. The Company's common stock had a fair market value of $1.00 per share on the date of issuance.

    During the year ended March 31, 2002, R&R advanced the Company cash and also paid certain expenses directly on behalf of the Company totaling $211,269. The Company has recorded these transactions as a contribution to capital as of March 31, 2002.

For the Nine Months Ended December 31, 2002 (Unaudited)
-------------------------------------------------------

    The Company issued 18,000 shares of its common stock valued at $36,000 for consulting services provided, which represented the fair market value on the date of issuance.

    During the period from April 1, 2002 to December 31, 2002, R&R advanced the Company cash and also paid certain expenses directly on behalf of the Company totaling $292,718 (unaudited). The Company has recorded these transactions as a contribution to capital as of December 31, 2002.

    On May 5, 2002, a related party transferred 25,000 shares of the Company's common stock valued at $50,000 to an employee of the Company as a bonus. The fair market value on the date of issuance was $2.00 per share. The Company has recorded this transaction as a contribution to capital and salary expense as of December 31, 2002.

    During September 2002, a shareholder loaned the Company $50,000, which was convertible into 50,000 shares of the Company's common stock. The fair market value of the common stock was $2.00 per share, therefore, the Company recorded a $50,000 expense relating to this note. Subsequently, on December 31, 2002, the note holder converted the $50,000 promissory note into 50,000 shares of the Company's common stock

    During the year ended March 31, 2001, the Company issued 216,358 shares of its common stock valued at $1.00 per share or $216,358 as consideration for past and future consulting services provided by a related party. The Company recognized $60,108 of deferred compensation expense relating to these services during the nine months ended December 31, 2002.

    During the year ended March 31, 2001, the Company issued 15,600 shares of its common stock valued at $15,600 for prepaid advertising expense. The Company recognized $11,700 of advertising expense relating to the issuance during the nine months ended December 31, 2002.

    The Company recorded interest expense totaling $93,089 relating to the discount on a note payable.




The accompanying notes are an integral part of the financial statements.

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                      STATEMENTS OF CASH FLOWS (CONTINUED)


NON-CASH FINANCING ACTIVITY, CONTINUED:

    For the Nine Months Ended December 31, 2002 (Unaudited), Continued
    -------------------------------------------------------------------

    Three employees exercised 574,000 stock options as consideration for the forgiveness of $574,602 of accrued salaries to these three employees.

    On December 19, 2002, the Company issued 2,000,000 shares of its common stock valued at $4,000,000 in lie of payment in full under the contract payable totaling $2,341,622.

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                           YEAR ENDED MARCH 31, 2002,
         THE PERIOD FROM NOVEMBER 21, 2000 (INCEPTION) TO MARCH 31, 2001
                            AND THE NINE MONTHS ENDED
                     DECEMBER 31, 2002 AND 2001 (UNAUDITED)



(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         ORGANIZATION:

                  BioGentec, Inc. (the "Company") is currently a development stage enterprise under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7. The Company was incorporated under the laws of the State of Nevada on November 21, 2000 as St. Petka, Inc. On May 4, 2001, the Company formally changed its name to BioGentec, Inc. The Company presently has its corporate headquarters located in Irvine, California.

                  The accompanying unaudited interim financial statements for the nine months ended December 31, 2002 and 2001 and cumulative from inception (November 21, 2000) to December 31, 2002 have been prepared by the Company, in accordance with accounting principles generally accepted in the United States of America pursuant to Regulation S-B of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in audited financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. Accordingly, these interim financial statements should be read in conjunction with the Company's audited financial statements and related notes as contained in this report for the fiscal year ended March 31, 2002 and the period from inception (November 21, 2000) to March 31, 2001. In the opinion of management, the interim financial statements reflect all adjustments, including normal recurring adjustments, necessary for fair presentation of the interim periods presented. The results of operations for the nine months ended December 31, 2002 are not necessarily indicative of results of operations to be expected for the fiscal year ended March 31, 2003.

         LINE OF BUSINESS:


                  The Company is a patented biotechnology company that has purchased the rights to market Immun-Eeze, a dietary supplement, which is a natural alternative to over-the-counter and prescription medications. Immun-Eeze is effective in alleviating allergies and their accompanying symptoms. Immun-Eeze has been reformulated (the reformulation is included in the patent) and will be marketed under the name Alleratin.

                                 BIOGENTEC, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           YEAR ENDED MARCH 31, 2002,
         THE PERIOD FROM NOVEMBER 21, 2000 (INCEPTION) TO MARCH 31, 2001
                            AND THE NINE MONTHS ENDED
                     DECEMBER 31, 2002 AND 2001 (UNAUDITED)



(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         USE OF ESTIMATES:

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS:

                  The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

         BANK OVERDRAFT:

                  The Company maintains overdraft positions at certain banks. Such overdraft positions are included in current liabilities.

         CONCENTRATION OF CREDIT RISK:

                  The Company places its cash in what it believes to be credit worthy financial institutions and, at times, these deposits may exceed the FDIC $100,000 insurance limit. The Company has not experienced any losses in such accounts.

         INVENTORY:

                  Inventory, consisting primarily of sample products used for marketing purposes, is carried at the lower of cost or market utilizing the first-in, first-out method.

         PROPERTY AND EQUIPMENT:

Property and equipment is recorded at cost. Depreciation is computed using the straight-line method based upon the estimated useful lives, currently five years over the various classes of assets. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.

         WEBSITE DEVELOPMENT COSTS:

                  Website development costs are for the development of the Company's Internet website. These costs have been capitalized when acquired and installed, and will be amortized over three years once placed in service. The Company accounts for these costs in accordance with EITF 00-2, "Accounting for Website Development Costs," which specifies the appropriate accounting for costs incurred in connection with the development and maintenance of websites.

         PATENT COSTS:

                  Patent costs are carried at cost less accumulated amortization, which is calculated on a straight-line basis, over the estimated economic life of the patent (see Note 3). Amortization will begin upon the rollout of the Company's Immun-Eeze products. In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," the Company evaluates intangible assets and other long-lived assets (including patent costs) for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets and other long-lived assets is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss. As of December 31, 2002 and March 31, 2002 and 2001, the Company recognized an impairment expense of $55,832 and $-0-, respectively, which is included in other operating expenses.

         INCOME TAXES:

                  Income taxes are provided for based on the asset and liability method of accounting pursuant to SFAS No. 109, "Accounting for Income Taxes." Deferred income taxes, if any, are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end.

         REVENUE RECOGNITION:

                  The Company will recognize revenue from product sales when shipment of product to the customer has been made, which is when title passes. The Company will estimate and record provisions for rebates, sales returns and allowances in the period the sale is recorded. Shipping and handling charges are included in gross sales, with the related costs included in selling, general and administrative expenses.

         ADVERTISING COSTS:

                  Advertising costs are expensed as incurred and included in operating expenses. For the year ended March 31, 2002 and for the period from inception (November 21, 2000) to March 31, 2001, advertising costs were $9,866 and $-0-, respectively. For the nine months ended December 31, 2002, advertising costs were $21,550 (unuadited).

         RESEARCH AND DEVELOPMENT COSTS:

                  The Company incurs costs in the research and development of a dietary supplement, Alleratin. All costs relating to phases I and II clinical trials were incurred before acquisition of the patents. Phase III and other research and development costs are charged to expense as incurred. As of December 31, 2002 and March 31, 2002, the Company incurred $17,500 (unaudited) and $6,470, respectively, in research and development expenses.

         FAIR VALUE OF FINANCIAL INSTRUMENTS:

                  The Company's financial instruments consist of cash and cash equivalents, restricted cash, prepaid expenses and other current assets, inventory, accounts payable and accrued expenses, bank overdraft, and due to related parties. The carrying amounts of these assets and liabilities approximate their fair value due to the highly liquid nature of these short-term instruments. The amounts owed for long-term debt, including contract payable, also approximate fair value because current interest rates and terms offered to the Company are at current market rates.

         STOCK-BASED COMPENSATION:

                  The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation cost is recognized over the vesting period based on the excess, if any, on the date of grant of the fair value of the Company's shares over the employee's exercise price. When the exercise price of the option is less than the fair value price of the underlying shares on the grant date, deferred stock compensation is recognized and amortized to expense in accordance with FASB Interpretation No. 44 over the vesting period of the individual options. Accordingly, if the exercise price of the Company's employee options equals or exceeds the market price of the underlying shares on the date of grant, no compensation expense is recognized. Options or shares awards issued to non-employees or non-employee directors are valued using the fair value method and expensed over the period services are provided.

         BASIC AND DILUTED LOSS PER SHARE:

                  In accordance with SFAS No. 128, "Earnings Per Share," the basic loss per common share is computed by dividing net loss available to common stockholders less preferred dividends by the weighted average number of common shares outstanding. Diluted loss per common share is computed similarly to basic loss per common share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were not anti-dilutive. The Company has excluded all outstanding options and convertible debt from the calculation of diluted net loss per share because these securities are anti-dilutive. As of March 31, 2002 and 2001, the Company has approximately 974,000 and 560,000 common stock equivalents, respectively. As of December 31, 2002, the Company has 625,000 common stock equivalents.

         COMPREHENSIVE INCOME:

                  SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of December 31, 2002 and March 31, 2002 and 2001, the Company has no items that represent comprehensive income and, therefore, has not included a schedule of comprehensive income in the financial statements.

                  RECENT ACCOUNTING PRONOUNCEMENTS:

                  In July 2001, SFAS No. 141, "Business Combinations," was approved by the Financial Accounting Standards Board ("FASB"). SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Goodwill and certain intangible assets will remain on the balance sheet and not be amortized. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets must be tested for impairment, and write-downs may be necessary. The Company has implemented SFAS No. 141 as of July 1, 2001.

                  In July 2001, SFAS No. 142, "Goodwill and Other Intangible Assets," was approved by the FASB. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Amortization of goodwill, including goodwill recorded in past business combinations, will cease upon adoption of this statement. The Company has implemented SFAS No. 142 as of March 31, 2001.

                  In August 2001, SFAS No. 143, "Accounting for Asset Retirement Obligations," was issued which requires the recognition of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the carrying amount of the related long-lived asset is correspondingly increased. Over time, the liability is accreted to its present value and the related capitalized charge is depreciated over the useful life of the asset. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The Company does not expect the adoption to have a material impact on the Company's financial position or results of operations.

                  In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued. This statement addresses the financial accounting and reporting for the impairment or disposal of long-lived assets and broadens the definition of what constitutes a discontinued operation and how results of a discontinued operation are to be measured and presented. The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. The adoption of this statement did not have a material effect on the Company's financial position or results of operations.

                  In April 2002, the FASB issued Statement No. 145, "Rescission of SFAS Statements No. 4, 44, and 64, Amendment of SFAS Statement No. 13, and Technical Corrections," to update, clarify, and simplify existing accounting pronouncements. SFAS Statement No. 4, which required all gains and losses from debt extinguishment to be aggregated and, if material, classified as an extraordinary item, net of related tax effect, was rescinded. Consequently, SFAS Statement No. 64, which amended SFAS Statement No. 4, was rescinded because it was no longer necessary. The adoption of this statement was implemented by the Company as of April 1, 2002 and did not have a material effect on the Company's financial statements.

                  In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 addresses accounting and reporting for cost associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value when the liability is incurred. FASB No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The adoption of this statement did not have a material effect on the Company's financial statements.

                  In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions-an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9," which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions is effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact to the Company's financial position or results of operations as the Company has not engaged in either of these activities.

                  In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Company's financial position or results of operations as the Company has not elected to change to the fair value based method of accounting for stock-based employee compensation.

                  In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

(2)      GOING CONCERN:

         The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. As of December 31, 2002 and March 31, 2002, the Company has not generated significant revenue, has a working capital deficit of $48,610 (unaudited) and $2,597,801, respectively, and has incurred substantial losses for the year ended March 31, 2002 totaling $1,028,397 and from inception (November 21, 2000) through December 31, 2002, totaling $2,732,635 (unaudited).

         The Company is currently attempting to raise additional financing. For the period from April 1, 2002 to December 31, 2002, the Company has raised additional equity and debt financing of $237,000 (see Note 10) and subsequent to December 31, 2002, the Company has raised additional equity and debt financing of $80,500 (see Note 12).

         For the period from April 1, 2002 to December 31, 2002, the Company has also received additional capital contributions from a related party of $292,718 (see Notes 5 and 10).

         The Company is currently test marketing and branding their product, Alleratin. The Company is planning a national rollout of Alleratin during the fourth quarter of the fiscal year ended March 31, 2003.

         The Company has also restructured the minimum royalty obligation due to Gene Pharmaceuticals, LLC (see Notes 3 and 7). As of December 31, 2002, the Company no longer has a minimum royalty obligation due and has issued 2,000,000 shares of its common stock valued at a fair market value of $4,000,000 as consideration for the contract payable totaling $2,341,622.

         The Company requires substantial capital to pursue its operating strategy, which includes commercialization of Alleratin, and currently has limited cash for operations. Until the Company can obtain revenues sufficient to fund working capital needs and additional research and development costs necessary to obtain the regulatory approvals for commercialization, the Company will be dependent upon external sources of financing.

         During December 2002, the Company entered into negotiations to acquire a publicly traded vehicle to reverse merge with, which would help facilitate the raising of additional equity financing.

         There can be no assurances that sufficient financing will be available on terms acceptable to the Company, or at all. If the Company is unable to obtain such financing, the Company will be forced to scale back operations, which could have an adverse effect on the Company's financial condition and results of operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

         Management believes that actions presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern.


(3)      ACQUISITION OF CERTAIN ASSETS:

         On November 22, 2000, the Company entered into an asset purchase agreement to acquire certain tangible and intangible assets from Gene Pharmaceuticals, LLC, formerly known as Allergy Limited, LLC ("GP LLC"), an unrelated company. As consideration, the Company agreed to pay a $150,000 down payment, as well as royalty payments calculated as a percentage of gross sales of the product known as "Immune-Eeze," occurring on or after January 1, 2001. The royalty payments were to be computed and payable quarterly, beginning with the quarter ended March 31, 2001, at the greater of the:

                  (i)      Buyers Minimum Royalty Obligation (see Note 7);
                  (ii) rate of 6% of annual gross sales on the first $50,000,000 in gross sales; and
                  (iii) rate of 3% of annual gross sales on all gross sales in excess of $50,000,000.

         The Company's minimum royalty obligation to GP LLC in the event that gross sales in any quarter did not meet certain threshold amounts totals was to be $3,930,000. The minimum guaranteed purchase price was payable through 2022 (see Note 7).

         Gross sales are defined as all payments received by the Company on worldwide sales of all products containing Vitamin B12 including, but not limited to, sales of all products in pediatric doses and for use by domestic animals.

         Per the asset purchase agreement, the Company had the option to buy the patent outright with no royalty or future minimum royalty payments for the following:

                  a)    $5,000,000 through June 30, 2002;
                  b)    $6,000,000 from July 1, 2002 to June 30, 2003;
                  c)    $7,000,000 from July 1, 2003 to June 30, 2004; or
                  d)    $8,000,000 thereafter.

         The tangible and intangible assets purchased resulted in the recording of $6,250 of inventory, $2,222,744 of patents as of November 22, 2000, and, since the minimum royalty payments did not include interest, the Company has recorded a discount on the contract payable totaling $1,701,006, using an interest rate of 6%, which was being amortized over the life of the payable (see Note 7).

         Per the asset purchase agreement, the Company has secured the rights to two patents, which were valued at their fair market values as of the at date of purchase (see Note 7). The patents are for the introduction of, or "delivery" of, Cyanocobalamin, via a lozenge, and cover the various forms of B12 used to provide relief from allergy and bronchial asthma symptoms. The U.S. patent expires in 2009. Additional U.S. and foreign patents covering the use of lozenges delivering B12 for allergic diseases are in effect until 2019. In July 2001, the Company was granted a Notice of Entitlement intended to expand geographic coverage of the two existing patents. Amortization will be calculated on a straight-line basis over the shorter of the remaining economic life or estimated lives of the patents, ranging from 9 to 17 years, once shipment of products begins. The Company recorded its patents based upon the discounted value of the contract payable.

         Recognition of contingent royalty payments above the guaranteed purchase price will be expensed in the period they are incurred (see
         Note 7).

         As of March 31, 2002, the Company was in default on the minimum guaranteed payments. On April 20, 2002, payments relating to the minimum guaranteed purchase price were extended without penalty until May 31, 2002, at which time the first payment was due and payable . The Company remained in default of the agreement.

         Per the asset purchase agreement, in event of default on any of the royalty or minimum royalty payments to the seller and such default is not cured with in 120 days, all purchased assets would revert back to GP LLC.

         On December 19, 2002, GP LLC and the Company entered into a new memorandum of agreement whereby they amended the terms of the original asset purchase agreement whereby the purchase price shall be as follows:

                  a) the sum of all amounts previously paid by the Company under the asset purchase agreement totaling $161,000;
                  b) the sum of $4,000,000 payable in the form of 2,000,000 shares of the Company's common stock valued at $2.00 per share; and
                  c) a royalty calculated at 1.5% of the gross sales of the product, as defined above.

Royalty payments shall commence to accrue on December 19, 2002, and will be computed and payable quarterly.

         As a result, the Company satisfied its indebtness to GP LLC, and reduced its future royalty obligation related to the patents in exchange for the shares, and therefore increased the carrying amount of the patents to $3,905,832. Based upon an independent appraisal, the fair value of the patents were deemed to be $3,850,000 as of December 31, 2002. Therefore, the Company recorded an impairment expense of $55,832 as of December 31, 2002, which is included in other operating expenses.

         The Company has also recorded the issuance of the common stock and removed all guaranteed minimum royalty obligations under the original asset purchase agreement (see Note 7).


(4)      PROPERTY AND EQUIPMENT:

         Property and equipment, at cost, consisted of the following:

                                                                                          March 31,
                                                          December 31,       ----------------------------------
                                                              2002                  2002               2001
                                                        ----------------     ------------------  --------------
                                                           (unaudited)

                  Furniture and fixtures                $         65,000     $         65,000   $        53,300
                  Office equipment                                21,121               17,621                 -
                                                        ----------------     ----------------   ---------------

                                                                  86,121               82,621            53,300
                  Less accumulated depreciation                  (23,768)             (14,886)           (2,021)
                                                        ----------------     ----------------   ---------------

                                                        $         62,353     $         67,735   $        51,279
                                                        ================     ================   ===============

         For the year ended March 31, 2002 and for the period from inception (November 21, 2000) to March 31, 2001, depreciation expense was $12,865 and $2,021, respectively. For the nine months ended December 31, 2002, depreciation expense was $8,882 (unaudited).

(5)      RELATED PARTY TRANSACTIONS:

         The Company had the following related party transactions:

         Due to Related Parties

                                                                                                      March 31,
                                                                     December 31,       ----------------------------------
                                                                         2002                  2002              2001
                                                                   ----------------     ------------------  --------------
                                                                      (unaudited)

                  a)       R&R Holdings                            $         33,642     $              -   $        31,250
                  b)       Chief Operating Officer                                -              129,852            12,500
                  c)       Executive Vice President                               -              129,852            12,500
                  d)       Consultant                                             -               11,550                 -
                                                                   ----------------     ----------------   ---------------

                                                                   $         33,642     $        271,254   $        56,250
                                                                   ================     ================   ===============

                     a) On January 1, 2001, the Company entered into a
                  consulting contract with R&R Development, Inc. DBA R&R Holdings, Inc. ("R&R") whereby they would provide managerial consulting services to the Company at the rate of $125,000 per year and the rate shall increase to $135,000 per year when and if the Company completes a merger with a public shell company. R&R is also a shareholder of the Company. Through March 31, 2001, the Company had accrued $31,250 of consulting fees relating to this agreement. No payments were made during the period from inception (November 21, 2000) to March 31, 2001. For the year ended March 31, 2002, the Company accrued an additional $125,000 of consulting fees relating to this agreement.

                  During the year ended March 31, 2002, the Company issued 216,358 shares of its common stock valued at $1.00 per share or $216,358 which represented the fair market value on the date of issuance, as consideration for the accrued consulting services to date and as a prepayment for consulting services to be provided per the contract relating to the year ended March 31, 2003. As of March 31, 2002, the Company prepaid $60,108 of consulting fees under the contract and has recorded it as deferred compensation.

                  During the period from April 1, 2002 to December 31, 2002, R&R accrued an additional $93,750 of consulting fees relating to this agreement. As of December 31, 2002, $33,642 was payable under this contract (unaudited) and $60,108 reduced deferred compensation.

                  During the period from inception (November 21, 2000) to March 31, 2001, R&R advanced the Company cash and also paid certain expenses directly on behalf of the Company totaling $62,681. The Company has recorded these transactions as a contribution to capital as of March 31, 2001.

                  During the year ended March 31, 2002, R&R advanced the Company cash and also paid certain expenses directly on behalf of the Company totaling $211,269. The Company has recorded these transactions as a contribution to capital as of March 31, 2002.

                  During the period from April 1, 2002 to December 31, 2002, R&R advanced the Company cash and also paid certain expenses directly on behalf of the Company totaling $292,718 (unaudited). The Company has recorded these transactions as a contribution to capital as of December 31, 2002.

                  b) The Executive Vice President ("EVP") of the Company entered into an employment agreement dated November 22, 2000, amended on December 31, 2001, which pays an annual salary of up to $125,000 and certain bonuses. The EVP was also granted options to purchase 230,000 shares of common stock of the Company at an exercise price of $1.00 per share (see Note 11). For the period from inception (November 21, 2000) to March 31, 2001, the Company accrued $12,500 of services relating to the agreement. For the year ended March 31, 2002, the Company accrued an additional $133,352 relating to this agreement. During the year ended March 31, 2002, the Company issued 32,000 options to the EVP to purchase its common stock at $0.50 per share. The Company's common stock had a fair market value of $1.00 per share on the date of issuance and the $16,000 difference in the fair market value of the stock options was recorded as a reduction in the amount due under the employment contract and as a contribution to capital (see
                  Note 11). As of March 31, 2002 and 2001, the Company had a liability to the EVP totaling $129,852 and $12,500, respectively. Per the amended employment agreement, if certain payments were not made to the EVP relating to the employee agreement, an additional $55,000 of bonus compensation would accrue during the year ended March 31, 2003. For the nine months ended December 31, 2002, the Company accrued an additional $148,750 relating to this agreement, $93,750 of salary and a $55,000 bonus, which from inception (November 21, 2000) left a balance of $278,602 due to the EVP. As of December 31, 2002, the EVP entered into an agreement whereby he exercised his 262,000 options with a total exercise price of $246,000. The consideration for the exercise was forgiveness of accrued salary in the amount of $278,602.

             c) The Chief Operating Officer ("COO") of the Company entered into an employment agreement dated November 2000, amended on December 31, 2001, which pays an annual salary of up to $125,000 and certain bonuses. The COO was also granted options to purchase 230,000 shares of common stock of the Company at an exercise price of $1.00 per share (see Note 11). For the period from inception (November 21, 2000) to March 31, 2001, the Company accrued $12,500 of services relating to the agreement. For the year ended March 31, 2002, the Company accrued an additional $133,352 relating to this agreement. During the year ended March 31, 2002, the Company issued 32,000 options to the COO to purchase its common stock at $0.50 per share. The Company's common stock had a fair market value of $1.00 per share on the date of issuance and the $16,000 difference in the fair market value of the stock options was recorded as a reduction in the amount due under the employment contract and as a contribution to capital (see
                  Note 11). As of March 31, 2002 and 2001, the Company had a liability to the COO totaling $129,852 and $12,500, respectively. Per the amended employment agreement, if certain payments were not made to the COO relating to the employee agreement, an additional $55,000 of bonus compensation would accrue during the year ended March 31, 2003. For the period from April 1, 2002 to July 31, 2002, the Company accrued an additional $96,667 relating to this agreement, $41,667 of salary and a $55,000 bonus, which from inception (November 21, 2000) left a balance of $226,519 due to the COO as of July 31, 2002. As of July 31, 2002, the COO resigned from the Company and entered into an agreement whereby he would exercise 262,000 options with a total exercise price of $246,000. The consideration for the exercise was forgiveness of accrued salary in the amount of $226,519. The Company recognized additional compensation expense of $19,481 relating to this transaction.

            (d) The Company entered into an employment agreement with its Vice President the ("VP") that pays $5,000 per month, plus an annual performance bonus of up to 33% of the annual salary. The agreement also granted the VP 200,000 options to purchase shares of the Company's common stock at $1.00 per share. As of March 31, 2002 and 2001, the Company owed the VP $11,550 and $0, respectively on the agreement. For the nine months ended December 31, 2002, the Company accrued an additional $45,000 relating to this agreement and made payments during the period totaling $11,800, which left a balance of $44,750 due to the VP. The VP was also owed $2,770 relating to unreimbursed expenses. As of December 31, 2002, the VP entered into an agreement whereby the Company shall pay $5,000 to the VP and the VP would also exercise 50,000 of his options with a total exercise price of $50,000 and as consideration forgive all balances owed to him as of December 31, 2002. This resulted in the Company recognizing an additional compensation expense of $7,480. The VP also tendered his resignation as of December 31, 2002.

(6)      Income Taxes:

         The components of the provision for income taxes were as follows:

                                                                                                     March 31,
                                                                     December 31,       ----------------------------------
                                                                         2002                  2002              2001
                                                                   ----------------     ----------------   ---------------
                                                                      (unaudited)
                  Current tax expense
                    U.S. federal                                   $              -     $              -   $             -
                    State and local                                               -                    -                 -
                                                                   ----------------     ----------------   ---------------
                            Total current                                         -                    -                 -
                                                                   ----------------     ----------------   ---------------

                  Deferred tax expense
                    U.S. federal                                                  -                    -                 -
                    State and local                                               -                    -                 -
                                                                   ----------------     ----------------   ---------------
                            Total deferred                                        -                    -                 -
                                                                   ----------------     ----------------   ---------------

                            Total tax provision                    $              -     $              -   $             -
                                                                   ================     ================   ===============

         The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

                  Federal Income Tax Rate                               34.0%
                  Deferred Tax Charge (Credit)                              -
                  Effect of Valuation Allowance                       (34.0)%
                  State Income Tax, net of Federal Benefit                  -
                  Effective Income Tax Rate                                 -

         As of March 31, 2002 and 2001, the Company had Federal net carryforward losses of approximately $1,223,000 and $195,000, respectively, and had State net carryforward losses of approximately $612,000 and $98,000, respectively. Because of the current uncertainty of realizing the benefit of the tax carryforward, a valuation allowance equal to the deferred tax assets benefit for the loss carryforward has been established. The full realization of the tax benefit associated with the carryforward depends predominantly upon the Company's ability to generate taxable income during the carryforward period.

         Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes.

         Significant components of the Company's deferred tax asset were as follows.

                                                                                                   March 31,
                                                                     December 31,      ----------------------------------
                                                                         2002                 2002               2001
                                                                   ----------------    ------------------  --------------
                                                                      (unaudited)
                  Deferred tax asset
                  Loss carryforwards                               $      1,050,000    $        470,000   $        75,000
                  Less valuation allowance                               (1,050,000)           (470,000)          (75,000)
                                                                   ----------------    ----------------   ---------------

                  Net deferred tax assets                          $              -    $              -   $             -
                                                                   ================    ================   ===============

         Federal net operating loss carryforwards expire through 2021, while State net operating loss carryforwards expire through 2013. Per year availability is subject to change of ownership limitations under Internal Revenue Code Section 382.


(7)      CONTRACT PAYABLE:

         Patent

         As discussed in Note 3, the Company, as part of the purchase of certain tangible and intangible assets, was committed to pay a minimum guaranteed purchase price and contingent additional royalty payments based upon certain levels of sales (performance covenant).

         The minimum royalty payments did not include interest, therefore Company has recorded a discount on the contract payable totaling $1,701,006, using an interest rate of 6%, which was being amortized over the life of the payable.

         The minimum guaranteed purchase price and performance covenant contained under the asset purchase agreement dated November 22, 2000 was as follows:
                                                                   Minimum
                                                               purchase price

              Initial payment                                 $         150,000
              4 quarterly payments of $15,000                            60,000
              4 quarterly payments of $30,000                           120,000
              75 quarterly payments of $48,000                        3,600,000
                                                              -----------------
                                                                      3,930,000
              Less amounts representing interest                     (1,701,006)
                                                                ---------------

              Present value of minimum royalty payments       $       2,228,994
                                                              =================

         The minimum payments under the agreement were to begin March 31, 2001. During the year ended March 31, 2002 and the period from inception (November 21, 2000) to March 31, 2001, the Company made payments of $75,000 and $75,000, respectively, which totaled the $150,000 down payment.

         As of March 31, 2002, the Company was in default on the minimum guaranteed payments, and the minimum guaranteed payments were postponed without penalty until May 31, 2002, at which time the first payment was due and payable.

         During the nine moths ending December 31, 2002, the Company became in default of the agreement when only $11,000 of minimum royalty payments were made (unaudited).

         During the year ended March 31, 2002 and the period from inception (November 21, 2000) to March 31, 2002, the Company incurred interest expense on the contract payable totaling $128,111 and $52,428, respectively. During the nine months ended December 31, 2002 (unaudited), the Company incurred interest expense on the contract payable totaling $93,089.

         Also as discussed in Note 3, on December 19, 2002, GP LLC and the Company entered into a new memorandum of agreement whereby they amended the terms of the original asset purchase agreement and there are no more minimum guaranteed payments mandatory under the agreement and the Company issued 2,000,000 shares of its common stock valued at $4,000,000.

         As a result of this new agreement, as of December 19, 2002, the Company has removed the contract payable and all guaranteed minimum royalty obligations from its liabilities (see Note 3).


(8)      NOTES PAYABLE:

         On October 22, 2001, the Company entered into a note payable to an unrelated party totaling $20,000 bearing interest at the rate of 18% per annum. On October 26, 2001, the Company entered into an additional note payable with the same party for $30,000, bearing interest at the rate of 18% per annum. Both notes were due on or before December 22, 2001. The Company repaid these notes, including accrued interest of $2,561, on January 2, 2002.

         During September 2001, the Company entered into a convertible note payable totaling $50,000. The note was convertible into the Company common stock at $1.00 per share when the fair market value of the stock was $2.00 per share. Therefore, the Company recognized a beneficial conversion expense totaling $50,000.

         This note was converted into 50,000 shares of the Company's common stock during December 2002.


(9)      COMMITMENTS AND CONTINGENCIES:

         During the period from inception (November 21, 2000) to December 31, 2001, the Company had an operating lease for office space totaling approximately $2,900 per month. On December 19, 2001, the Company signed a one-year lease for new office space commencing January 1, 2002 for a base rent of approximately $5,900 and then took additional space that increased the base rent to approximately $12,000 per month.

         The Company paid a security deposit of $15,600 and as of March 31, 2002, this security deposit was recorded in other current assets. As of December 31, 2002, this security deposit has been expensed and the Company is in a dispute with the landlord.

         The lease also called for one year of building signage rights and, as consideration, the Company issued 15,600 shares of their common stock, valued at $15,600 for the signage rights. These rights were recorded as a prepaid expense and were amortized over a period of one year ending December 31, 2002.

         Rent expense for the year ended March 31, 2002 and for the period from inception (November 22, 2000) to March 31, 2001, was $33,784 and $11,689, respectively. For the nine months ended December 31, 2002, rent expense was $102,041 (unaudited).

         On December 27, 2002, the Company entered into an employee agreement with Robert A. Dietrich to be its Chief Financial Officer ("CFO") on a part-time basis. This agreement will become effective January 2, 2003. The CFO shall receive 25,000 fully vested options to purchase 25,000 shares of the Company's common stock with a strike price of $1.00 per share. The fair market value of the shares is $2.00 per share, therefore during January 2003, the Company will recognize $25,000 of compensation expense upon issuance. The CFO will receive $86.54 per hour for the first eight hours worked each week; will vest 260 options shares with a strike price of $1.00 per share share for the next eight hours worked; and will be paid $86.54 per hour for the next eight hours worked each week. Option certificates will be issued weekly. The agreement will be reviewed no longer than six months from the date of execution. Each options issued under this agreement will bear compensation expense as determined by the fair market value of the Company's common stock on the date of issuance.

         The Company is negotiating a potential merger transaction and, during December 2002, has entered into negotiations to acquire a publicly traded vehicle. As part of the negotiations, the Company has made a good faith deposit of $100,000 into an escrow account that, as of December 31, 2002, is classified by the Company as restricted cash.


(10)     STOCKHOLDERS' EQUITY (DEFICIT):

         COMMON STOCK

         The aggregate number of shares of common stock that the Company has authority to issue is 25,000,000 shares at a par value of $0.001. As of December 31, 2002 and March 31, 2002 and 2001, 19,716,208, 16,965,708,
         and 16,492,000, shares were issued and outstanding, respectively.

         Common Stock For Property and Equipment

         a) On November 22, 2000, the Company issued 16,300,000 shares of its common stock, at par, as founder's shares in exchange for certain property and equipment, with a fair value of $16,300 upon formation of the Company.

         b) During April 2001, the Company issued 6,750 shares of its common stock valued at $6,750 for telephone equipment, which represented the fair market value on the date of issuance.

         c) During January 2002, the Company issued 1,000 shares of its common stock for property and equipment with a fair value of $3,000.

         Issuance of Common Stock for Cash

         a) During the period from inception (November 21, 2000) to March 31, 2001, the Company issued 182,000 shares of its common stock for $182,000, which represented its fair value on the date of issuance.

         b) During the year ended March 31, 2002, the Company issued 172,000 shares of its common stock for $204,500, which represented its fair value on the date of issuance.

         c) During the nine months ended December 31, 2002, the Company issued 108,500 shares of its common stock for $187,000 (unaudited).

         Issuance of Common Stock for Services to Related Party

         During the year ended March 31, 2002, the Company issued 216,358 shares of its common stock valued at $1.00 per share or $216,358 as consideration for past and future consulting services provided by a related party, which represented the fair market value on the date of issuance. As of March 31, 2002, the Company had deferred compensation of $60,108 relating to this issuance.

         Issuance of Common Stock for Services

         During the period from inception (November 21, 2000) to March 31, 2001, the Company issued 10,000 shares of its common stock valued at $10,000, for various services performed by consultants. This represented the fair market value of the common stock and services on the date of issuance.

         During the year ended March 31, 2002, the Company issued 45,000 shares of its common stock valued at $45,000, for various services performed by consultants. This represented the fair market value of the common stock and services on the date of issuance.

         During the nine months ended December 31, 2002, the Company issued $18,000 shares of its common stock valued at $36,000, for various services performed by consultants (unaudited). This represented the fair market value of the common stock and services on the date of issuance.

         Capital Contribution

                  R&R
                  As discussed in Note 5, R&R advanced the Company cash or paid certain expenses on the Company's behalf totaling $292,718, $211,269, and $62,681 for the nine months ended December 31, 2002 (unaudited), year ended March 31, 2002, and period from inception (November 21, 2000) to March 31, 2001, respectively. These transactions have been recorded as contributions to capital.

                  Bonus expense - Silver Mountain Productions
                  During May 2002, Silver Mountain Productions ("SMP"), a related company owned by management, transferred 25,000 shares of the Company's common stock as a bonus to an employee. Compensation expense in the amount of $50,000, the fair value of the shares, was recognized.

         Issuance of Common Stock for Prepaid Advertising

         During March 2002, the Company issued 15,600 shares of its common stock valued at $15,600 for prepaid advertising expense, which represented the fair market value on the date of issuance.

         Issuance of Common Stock for Website Development Costs

         During May 2001, the Company issued 17,000 shares of its common stock valued at $17,000 for website development costs, which represented the fair market value on the date of issuance.

         Issuance of Common Stock for Patents

         As discussed in Note 3, on December 19, 2002, GP LLC and the Company entered into a new memorandum of agreement whereby they amended the terms of the original asset purchase agreement. The purchase price of the patent is the sum of all amounts previously paid by the Company under the asset purchase agreement totaling $161,000 as well as $4,000,000 for the issuance of 2,000,000 shares of the Company's common stock valued at $2.00 per share, which represented the fair market value on the date of issuance.


(11)     STOCK OPTIONS:

         Stock Option Plan

         In 2002, the Company adopted a Stock Option Plan (the "Plan") initially reserving an aggregate of 1,250,000 shares of the Company's common stock (the "Available Shares") for issuance pursuant to the exercise of stock options, which may be granted to employees and consultants to the Company. The Plan options were subsequently increased to 2,000,000 shares effective as of December 31, 2001.

         The Plan provides for the granting at the discretion of the Board of Directors of both qualified incentive stock options and non-qualified stock options. Consultants may receive only non-qualified stock options. The maximum term of the stock options are three to five years and generally vest proportionately throughout the term of the option.

         The Company's option activity for the years ended March 31, 2002 and 2001 and the nine months ended December 31, 2002 (unaudited) is as follows:

                                                                                                     March 31,
                                                                      December 31,      ----------------------------------
                                                                         2002                  2002               2001
                                                                   ----------------     ------------------  --------------
                                                                      (unaudited)
                  Options outstanding -
                     beginning of period                                    974,000              560,000                 -
                  Granted during the year                                   300,000              714,000           760,000
                  Exercised during the year                                (574,000)                   -                 -
                  Forfeited during the year                                 (75,000)                   -                 -
                  Canceled during the year                                                      (300,000)         (200,000)
                                                                   ----------------     ----------------   ----------------
                  Options outstanding - end of period                       625,000              974,000           560,000
                                                                   ================     ================   ===============
                  Options exercisable -
                    March 31, 2002 and 2001                                                      353,334                 -
                  Weighted average exercise price                                       $           0.95   $          1.02
                  Weighted average remaining life                                              3.9 years         4.7 years

         Issuance of Stock Options

         On November 22, 2000, the Chief Operating Officer and Executive Vice President of the Company were granted options to purchase 460,000 shares of its common stock of the Company at an exercise price of $1.00 per share. These options expire on November 22, 2003. The options vest over three years. At the date of grant, the fair value of the common stock was $1.00 per share. At the date of the grant, the exercise price was equal to the fair value of the stock; therefore, no compensation expense was recorded. These options were exercised during the nine months ended December 31, 2002.

         On March 1, 2001, the Company granted stock options to an employee to purchase 100,000 shares of its common stock at an exercise price of $1.10 per share. The options vest over a three-year period beginning with 25,000 on the first anniversary, 25,000 on the second anniversary and 50,000 on the third anniversary. At the date of grant, the fair value of the common stock was $1.00 per share. At the date of the grant, the exercise price was higher than the fair value of the stock; therefore, no compensation expense was recorded. The employee was terminated with 75,000 unvested options for the nine months ended December 31, 2002.

         On November 22, 2000, the Company granted stock options to a consultant to purchase 200,000 shares of its common stock at an exercise price of $1.00 per share. The options vest over a three-year period beginning with 50,000 on the first anniversary, 50,000 on the second anniversary and 100,000 on the third anniversary and expire on November 22, 2005. At the date of grant, the fair value of the common stock was $1.00 per share. At the date of the grant, the exercise price was equal to the fair value of the stock; therefore, no compensation expense was recorded. These options were cancelled unvested during the year ended March 31, 2002.

         On April 1, 2001, the Company granted stock options to a consultant to purchase 100,000 shares of its common stock at an exercise price of $1.00 per share. These options were to vest over a period of two years after the date of grant. The consulting agreement was cancelled on August 31, 2001 and the stock options were cancelled.

         On April 19, 2001, the Company granted stock options to an employee to purchase 200,000 shares of its common stock at an exercise price of $1.00 per share. The options vest over a three-year period beginning with 50,000 on the first anniversary, 50,000 on the second anniversary and 100,000 on the third anniversary and expire on November 22, 2005. At the date of grant, the fair value of the common stock was $1.00 per share. At the date of the grant, the exercise price was equal to the fair value of the stock; therefore, no compensation expense was recorded.

         During September 2001, the Company issued 32,000 options each to its COO and EVP to purchase its common stock at $0.50 per share. These options were issued as consideration for services performed by the COO and EVP of the Company. The Company recognized an expense of $0.50 per option or $32,000 relating to these options under the employment contracts and reduced its liability to the COO and EVP by $32,000. The fair value of the Company's common stock on the date of issuance with $1.00. These options were exercised during the nine months ended December 31, 2002.

         During May 2001, the Company granted 200,000 stock options to purchase its common stock as follows: 100,000 options to a consultant at an exercise price of $1.00 per share and 100,000 options to a consultant at an exercise price of $1.10 per share. These options vest over a period of up to 5 years after the date of grant. At March 31, 2002, the exercise price was equal to or higher than the fair value of the stock; therefore, no compensation expense has been recorded.

         During May 2001, the Company granted stock options to an employee to purchase 150,000 shares at an exercise price of $1.00 per share. The options vest ratably over a three-year period beginning after the date of the grant. At the date of grant, the fair value of the common stock was $1.00 per share. At the date of the grant, the exercise price was equal to the fair value of the stock; therefore, no compensation expense was recorded.

         During May 2002, the Company granted stock options to three consultants to purchase a total of 300,000 shares at an exercise price of $1.00 per share. The options vest over immediately on the execution date of the consulting agreement. At the date of the grant, the fair value of the common stock was $2.00 per share. The Company valued these options under the Black-Scholes model with a total valuation of approximately $350,000, which was included in the statements of operations for the nine months ended December 31, 2002.

         Proforma Earnings

         The Company uses the intrinsic value method (APB Opinion 25) to account for its stock options granted to officers, directors, and employees. Under this method, compensation expense is recorded over the vesting period based on the difference between the exercise price and quoted market price on the date the options are granted. Since the Company has granted all its stock options at an exercise price equal to or above the quoted market on the date measurement date, no compensation expense related to grants of stock options to employees has been recorded.

         Had the Company chosen the fair value method of accounting for transactions involving stock option issuance to employees pursuant to SFAS No. 123, the Company would have recorded an additional $67,097 and $16,026 in compensation costs for the years ended March 31, 2002 and 2001, respectively, as presented by the proforma earnings statement, as follows.

         Proforma Earnings, Continued
                                                                                                      March 31,
                                                                      December 31,       ----------------------------------
                                                                         2002                  2002               2001
                                                                   -----------------     ------------------  --------------
                                                                      (unaudited)
                  Net loss:
                     As reported                                   $     (1,509,374)    $     (1,028,397)  $      (194,864)
                                                                   =================    =================  ================
                     FAS 123 effect
                     Proforma                                      $     (1,509,374)    $     (1,095,464)   $     (210,890)
                                                                   =================    =================  ================

                  Net loss per common share - basic and diluted:
                     As reported                                   $          (0.09)    $          (0.06)  $         (0.01)
                                                                   =================    =================  ================
                     Proforma                                      $          (0.09)    $          (0.07)  $         (0.01)
                                                                   =================    =================  ================

         For fiscal year 2002, the Black-Scholes option-pricing model with a risk-free interest rate of ranging from 4.9% to 5.6%, a volatility of -0-%, zero dividend yield and an expected life of ranging from one to two-and-a-half years for the options was used to determine the fair value of options rendered. The weighted average fair value of the options issued during the year was $0.10.

         For fiscal year 2001, the Black-Scholes option-pricing model with a risk-free interest rate of 5.6%, a volatility of -0-%, zero dividend yield, and an expected life of one year for the options was used to determine the fair value of options rendered. The weighted average fair value of the options issued during the year was $0.13.


(12)     SUBSEQUENT EVENTS (UNAUDITED):

         For the period from January 1, 2003 to February 10, 2003, the Company received $80,500 through debt and equity financing.

         The Company is negotiating a potential merger transaction pursuant to these negotiations and has made a good faith deposit of $100,000.